SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (date of earliest event reported) July 31, 2003

                         Premier Financial Bancorp, Inc.
             (Exact name of registrant as specified in its charter)
            --------------------------------------------------------

          Kentucky                0-20908                 61-1206757
   ---------------------   ---------------------   ------------------------
   (State or other juris-  (Commission File No.)    (IRS Employer Identi-
   diction of corporation)                                fication No.)


                               2883 Fifth Avenue
                        Huntington, West Virginia 25702
        --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (304) 525-1600
                              ---------------------

                                 Not Applicable
  ----------------------------------------------------------------------------
          (Former name or former address, if changes since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

     On July 31, 2003, Premier Financial Bancorp, Inc. (Premier) issued a news release announcing that it was charging off approximately $6.2 million of loans and increasing its allowance for loan losses to over $8.7 million at its subsidiary Farmers Deposit Bank (the "Bank").
     The announcement by Premier is in response to an ongoing internal investigation previously announced by Premier whereby it has uncovered a systematic disregard for its loan approval and credit administration policies at the Bank, and accepted the resignation of the Bank's president. The initial investigation results indicate that the Bank's former president had engaged in conduct which subverted the Bank's internal controls and credit administration policies. The full text of the news release is contained in Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits

             99.1 - Press Release dated July 31, 2003.


Item 12.  Results of Operations and Financial Condition

     On July 31, 2003, Premier issued a press release regarding material non-public information which will impact its second quarter and year-to-date operating results. The full text of that press release is furnished as
Exhibit 99.1.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PREMIER FINANCIAL BANCORP, INC.
                                  -------------------------------
                                           (Registrant)


                                   /s/ Brien M. Chase
                                  -----------------------------------
Date: July 31, 2003                Brien M. Chase, Vice President
                                     and Chief Financial Officer


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                                  EXHIBIT INDEX


    Exhibit Number                     Description
    --------------                     -------------------------------------
        99.1                           Press Release dated July 31, 2003,
                                        captioned "Premier Financial Bancorp,
                                        Inc. Charges Off Loans and Increases
                                        Allowance for Loan Losses at Farmers
                                        Deposit Bank".